UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2013

BROADCAST LIVE DIGITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169970	32-0309203
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5045 Orbitor Drive

Building 10, Suite 200

Mississauga, Ontario, Canada L4W-4Y4

(Address of principal executive office)

(877) 216-9568

(Registrant's telephone number, including area code)

Brookfield Resources Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The statements herein which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our management and our management’s interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events.  Such forward-looking statements include statements regarding, among other things:

●  our ability to gain acceptance of our products;

●  our anticipated future sales and profitability;

●  our future financing plans;

●  our anticipated needs for working capital;

●  our growth strategies, including future product offerings;

●  the anticipated trends in our industry;

●  acquisitions of other companies or assets that we might undertake in the future;  and

●  competition existing today or that will likely arise in the future.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue our operations.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Current Report on Form 8-K generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact occur.

Potential purchasers of our common stock or other securities should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by the Registrant and certain related events and actions taken by the Registrant.

This Current Report on Form 8-K includes the following items:

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 19, 2013, Broadcast Live Digital Corp. , Nevada corporation (the “Registrant”) and Tech 9 Inc. an Ontario, Canada corporation (“TECH”) entered into a Share Exchange Agreement (the “Purchase Agreement”), pursuant to which we, the Registrant, acquired 100% of the outstanding shares of TECH (the “Acquisition”).

Reference is made to Item 2.01 for a description of the Purchase Agreement.  The description of the Agreement is qualified in its entirety by reference to the complete text of the agreement, which is attached hereto as an exhibit and incorporated by reference herein.  You are urged to read the entire agreement and other exhibits attached thereto.

All references to “us”, “we”, “our”, “the Company” and the “Registrant” refers to Broadcast Live Digital Corp. following the consummation of the Acquisition.

ITEM 2.01  Completion of Acquisition or Disposition of Assets.

Pursuant to the Purchase Agreement, we acquired 100% of the outstanding stock of TECH by issuing 1,000,000 of our Series A Preferred shares to the shareholders of TECH that exchanged their shares for our common shares.  Additionally, as a condition to the Purchase Agreement, our principal shareholders transferred 298,752,720 shares of our stock to the shareholders that exchanged their shares for our common shares.

The closing of the Acquisition occurred on December 19, 2013 (the “Closing Date”).

This transaction may be deemed to have resulted in a change of control of the Registrant.  Upon the closing of the Acquisition, Peter DiMurro resigned as our Chief Executive Officer, President, Chief Financial Officer, Secretary and Director; Kamal Sharma resigned as our Treasurer and Director.  Robert J. Oswald was appointed to our Board of Directors and was appointed as our Chief Executive Officer, President, and Director.  Matthew J. O’Brien was appointed as Chief Technology Officer, Director and Secretary.  Louis Isabella was appointed as our Chief Financial Officer.

The appointment of the new officer and directors of the Registrant and the resignation of Messers. DiMurro and Sharma as officers and directors of the Registrant were effective on the Closing Date.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby are subject to the more detailed provisions set forth in the agreement, which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.  All references to the Purchase Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

FORM 10 INFORMATION

Information in response to this item 2.01 below is keyed to the item number of Form 10.

Item 1.  Description of Business.

Broadcast Live Digital Corp. (“us,” “we,” “our,” “the Company” and “the Registrant”) was incorporated in the State of Nevada on April 27, 2010.  Its principal offices are in Mississauga, Ontario, Canada.  The Registrant was a development stage company with the principal business objective of developing exploration licenses in Nova Scotia, Canada.  The Registrant entered into the Share Exchange Agreement (“Purchase Agreement”) on December 19, 2013 pursuant to which it acquired 100% of Tech 9 Inc., an Ontario, Canada corporation that intends to deploy, install, manage and create content for state-of-the-art “Digital Place-Based Networks” (“DPN’s”) designed for; healthcare, automotive, institutional, financial and high traffic retail environments.  After placing DPN’s at host locations, TECH then sells sponsorships or advertising space to community businesses’, national players and others on each venue.  This is a fresh emerging market that many media experts predict will capture a rapidly growing share of the traditional advertising mediums (newspaper, magazines, television) that are increasingly losing their effectiveness.

General

We offer the end user or venue, sponsor or advertiser a proven medium to reach potential clientele.  This new medium is not like the traditional advertising mediums.  It is somewhat like a sponsored or hosted television show or series, in that the display is a flat screen monitor; however, the viewers have no control over what is displayed or when, the only control is to choose not to watch.  By placing these DPN’s in visible high traffic areas, a large number of potential viewers will have the opportunity to see the advertising that is being displayed on the monitor.  By placing an ad on one or many of these venues, an advertiser or sponsor will be in a good position to share information with viewers about their product or service that they might be in the market for.

On-premise digital messaging has quickly evolved from a future trend into the mainstream of today’s retail marketing. Many multi-site businesses - from convenience stores and quick service restaurants to banks and credit unions - are now realizing the benefits of a location based digital solutions network as an integral part of their in-store marketing strategy. The business advantage of location based digital solutions is clear.  A digital messaging strategy offers the potential to boost sales, build brand, and create a better customer experience.  We believe that we have the systems integration expertise, highly qualified technical resources, and depth of experience in managed network services to design, install, and monitor location based digital solutions.

Dynamic place-based media is a high-utility medium on the communications continuum.  The medium can speak to an “audience of many” in serving as an out-of-home broadcast network, but also to a highly targeted audience (i.e. geographic, activity-based or demographic) in a highly refine-able (i.e. granular) way.  It can also speak to an “audience of one” at a point of information need or decision.  Importantly, it can motivate a download, browse, mobile commerce session or opt-in by a user through their handheld or mobile phone, or direct a viewer to a website for additional information, registration, sign-up, donation, purchase or other action.

Our Industry

Ad-based Digital Place-based Networks: According to Bunn, as of March of 2012 there were 369 ad-based, digital place-based networks operating on a for-profit basis in North America. These networks carried $842 million in advertising in 2011 according to Pat Quinn in presenting to the Strategy Institute Brand Activation Summit on April 25, 2013.  He noted that advertising growth using digital place-based media is about 17 times faster than the US economy at large. PQ Media said, “16.2% growth is projected in 2012 for advertising growth using digital place-based networks”.

Pat Quinn noted that the 10 largest networks deliver 62% of all advertising while 84% generate less than $10 million in annual revenues despite their capability to reach highly targeted audiences and demographics.

We have created the “Digital Pages” an approach to Out-of-Home Advertising (OOH), which allows the host venue to entertain and educate their customers at the “point-of-care” or point-of-decision and other sponsors or advertisers to reach customers who are already out in the marketplace spending dollars.  Due to the changing nature and reduced effectiveness of traditional advertising, this venue is rapidly becoming the premier OOH advertising method today.  This is a fresh emerging market that many media experts predict will capture a rapidly growing share of the traditional advertising mediums that are increasingly losing their effectiveness.  As a medium, Digital out-of-home reaches two- thirds (67%) of U.S. residents aged 18 or older each month across the venues measured and delivers a fairly representative cross-section of consumers.  Of those who recall seeing digital out-of-home displays in the past month, 76% noticed seeing them at multiple venues.  Digital video screens in retail locations alone (including grocery stores, large retailer/department stores, drug stores, shopping malls or convenience stores) reach over half (53%) of American adults in an average  month.  Digital out-of-home displays at gas stations and movie theaters each reach over 1 in 5 U.S. adults per month.

Our Business Strategy

Our Products

The Company provides an array of hardware and software solutions geared at the digital place based network market.  Our model is based solely on the boutique venue opportunities within the industry.  We have established relationships with North Americas leading providers of Hardware, Software and Installation Services.  Under our DPN model, created several proprietary DPN’s that will be rolled out under the following banners, Vision News Now, Hearing News Now, Pharmacy News Now and Medical News Now.  All Banners are white label ready for deployment in each boutique market.  We are also recognized as a Gold Member Partner for the deployment of management services and installation services for ScreenScape networks across Canada. We provide similar managed services for Front Desk, IN Media and a host of others.

Marketing, Sales and Distribution

We have created the “Digital Pages” as a solution for the DPN venues as a proprietary advertising force in the industry.  Initially we will target Ophthalmology, Boutique Healthcare, Automotive, Retail and Financial Institutions. We have relationships in all of these venues.

We support effective planning and buying on consumer profile data to ensure maximum effectiveness of the targeting needs of each campaign. Campaigns can be delivered run-of- network or targeted to reach any desired audience. Delivery is optimized within these targets based on observed and expected response.

Digital Signage is the use of digital technology such as a digital screen, digital signage players and software to deliver content such as information, advertisements and entertainment to a captive audience.  Our objective is to position itself to be the leading provider in this category.

To achieve that goal, we intend to develop a strategic position that emphasizes:

•

Developing a world class “digital pages” advertising and sponsorship format.

•

Pursuing an aggressive growth strategy that will attract the attention of brand advertisers and agencies who want to reach national audiences.

•

Building a strong network of advertising venues and locations.

We intend to create a North American presence through the provision of managed systems and hardware sales and remote management services.

Research and Development

The Company uses third party hardware and software providers, enabling us to focus on content creation, system management and revenue generation.  By eliminating significant overheads associated with development and manufacturing costs for both hardware and software our model allows for focused deployment and management of our DPN’s.

Competition

There are hundreds of competitors in the Digital Out Home (DOOH) market place.  Many of these competitors have substantial assets revenues and goodwill.  We intend to develop niche approach to the industry by aligning and partnering with third party software and hardware manufactures to support and develop venues for boutique medical, automotive and retail environments that require a third party to manage and deploy their DPN’s. in this space the major players are Captivate Network, Broadsign and Scala.

Intellectual Property

The Company relies on third party providers for all software and hardware technology.  Our intellectual property is comprised of our knowledge and know how.

Government Regulation

The Company does not require compliance with regulatory agencies in North America to provide the defined services or product offering delivered to end users or venues.

Employees

As of the date of this Current Report we had 3 employees.

Facilities

We have moved our headquarters from 5045 Orbitor Drive, Building 10, Suite 200, Mississauga, Ontario, Canada L4W-4Y4 to 5401 Eglinton Avenue West Suite 205, Toronto Ontario Canada, M9K 5k6.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

Item 1A.  Risk Factors.

Our business, operations and financial condition are subject to various risks.  Some of these risks are described below and you should take these risks into account in making a decision to invest in our Common Stock.  If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed.  In that case, the market price of our Common Stock could decline and you could lose all or part of your investment in our Common Stock. Additional risks and uncertainties not presently known to management, or which management believes are immaterial, may also impair our operations.

RISKS RELATING TO THE COMPANY

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We are an operating company and have a limited operating history. Our future prospects should be considered in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the market for our product in the North America.  We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●  Offer products to attract customers;

●  Increase awareness of our brand and develop customer loyalty;

●  Respond to competitive market conditions;

●  Respond to changes within the industry and new technologies;

●  Manage risks associated with intellectual property rights;

●  Maintain effective control of our costs and expenses; and

●  Attract, retain and motivate qualified personnel.

Although the Company represents a great investment opportunity, there are inherent risks in the development of this online product, including:

We may fail to successfully develop, market and promote our products and services.  Successfully developing, marketing and promoting products will be a complex and uncertain process, dependent on the efforts of management, outside consultants and general economic conditions, among other things.  Any factors that adversely impact the development, marketing and sales, including, but not limited to, competition, acceptance in the marketplace, or delays related to production and distribution or regulatory issues, will likely have a negative impact on our cash flow and operating results.  The commercial success of our products also depends upon:

●  advertising sales;

●  small business commerce;

●  unmet signage deployment schedule;

●  the ability to secure strategic host locations;

●  the quality and acceptance of other competing brands and products;

●  creating effective distribution channels and brand awareness;

●  critical reviews;

●  the availability of alternatives;

●  general economic conditions; and

●  other tangible and intangible factors.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

Each of these factors is subject to change and cannot be predicted with certainty. We cannot assure you that we will be successful in developing or marketing any potential enhancements to our existing products.  Our inability to successfully market our current products and/or successfully develop and market additional products, or any enhancements to our products which we may develop, would have a material adverse effect on our business and results of operations.

Our independent registered public accounting firm has issued a “going concern” opinion.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We plan to continue to provide for our capital requirements by issuing additional equity. No assurance can be given that additional capital will be available when required or on terms acceptable to us. We also cannot give assurance that we will achieve sufficient revenues in the future to achieve profitability and cash flow positive operations. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our business plan or to generate positive operating results. Our independent registered public accounting firm has indicated that these matters, among others, raise substantial doubt about our ability to continue as a going concern.

We have a history of losses and cash flow deficits, and we expect to continue to operate at a loss and to have negative cash flow for the foreseeable future, which could cause the price of our stock to decline.

We have incurred net losses since our inception. At August 31, 2013, we had cumulative net losses of approximately $241,760.  We also had negative cash flow from start-up activities.  As such, there is substantial doubt about our ability to continue as a going concern.  Historically, we have funded our operations from internally generated funds and the proceeds from the sale of equity securities.  Our growth strategy is to implement our strategic business plan, which is likely to result in additional losses and negative cash flow for the foreseeable future. We cannot give assurances that we will ever become profitable.

We will likely need to raise additional funds in the future to grow our business, which funds may not be available on acceptable terms or at all. If we are unable to raise funds as needed, we may not be able to maintain or expand our business.

We expect that we will need to raise funds from a private placement that we will conduct during the fourth calendar quarter of 2013.  It is likely that in the future we will require substantial funds to fund operating expenses, to develop manufacturing, marketing and sales capabilities and to cover public company costs. We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners.

The extent of our capital needs will depend on numerous factors, including (i) our profitability, (ii) the release of competitive products by our competition, (iii) the level of investment in research and development and (iv) the amount of our capital expenditures.  We cannot assure you that we will be able to obtain capital in the future to meet our needs.  If we cannot obtain additional funding, we may be required to limit our marketing efforts and decrease or eliminate capital expenditures.

We cannot be certain that additional capital will be available on favorable terms, if at all. In addition, any available additional financing may not be adequate to meet our goals. Any equity financing would result in dilution to stockholders.

If we are unable to manage our growth, our business may be materially and adversely affected.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues.  In order to maximize potential growth in our current market, we believe that we must fully utilize our marketing operations.  This will require a constant flow of working capital.  Engaging the full capacity of our limited staff may place a significant strain on our management, operations, and accounting and information systems.  We expect that we will need to continue to improve our financial controls, operating procedures and management information system.  The failure to manage our growth could adversely affect our business and operations.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance may be adversely affected.

Our business plan is based on circumstances currently prevailing and the bases and assumptions that certain circumstances will or will not occur as well as the inherent risk and uncertainties involved in various stages of development.  However there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives.  If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

If we lose the services of our key personnel, we may be unable to replace them, and our business, financial condition and results of operations could be adversely affected.

Our success largely depends on the continued skills, experience, efforts and policies of our management and other key personnel and our ability to continue to attract, motivate and retain highly qualified employees. In particular, the services of Robert J. Oswald, our Chief Executive Officer and Matthew J. O’Brien our Chief Technology Officer are integral to the creation of our current and future products and the execution of our business strategy.  Furthermore, Mr. Oswald and Mr. O’Brien are not subject to any non-competition or non-solicitation restrictions subsequent to the termination of their employment with us.

If one or more of our key employees leaves our employment, we will need to find a replacement with the combination of skills and attributes necessary to execute our strategy. Because competition for skilled employees is intense, and the process of finding qualified individuals can be lengthy and expensive, we believe that the loss of the services of key personnel could adversely affect our business, financial condition and results of operations. We cannot assure you that we will continue to retain such personnel.

In addition, we do not presently have a Chief Financial Officer who is familiar with the accounting and reporting requirements of a U.S. publicly-listed company.  No assurances can be given that we will be able to identify or afford the financial requirements of qualified candidates.  The position of Chief Financial Officer of a U.S. publicly-listed company is critical to the operations of such a company, and our failure to fill this position in a timely and effective manner will negatively impact our business.

Our future success will depend on our ability to anticipate and respond in a timely manner to changing consumer demands.

Our future success will depend on the appeal of our current and future products to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change.  If our current and future products do not meet consumer demands, our sales may decline.  In addition, our growth depends upon our ability to develop new products through product line extensions and product modifications, which involve numerous risks.  We may not be able to accurately identify consumer preferences, translate our knowledge into customer accepted products or successfully integrate these products with our existing product platform or operations.  We may also experience increased expenses incurred in connection with product development, marketing and advertising that are not subsequently supported by a sufficient level of sales, which would negatively affect our margins.  Furthermore, product development may divert management’s attention from other business concerns, which could cause sales of our existing product to suffer.  We cannot assure you that newly developed products will contribute favorably to our operating results.

If our current or future products fail to properly perform, our business could suffer due to increased costs and reduced income.  Failure of our current or future products to meet consumer expectations could result in decreased sales, delayed market acceptance of our products, increased accounts receivable and divert our resources to reformulation or alternative products.

Our business is dependent on continually developing or acquiring new and advanced products and processes and our failure to do so may cause us to lose our competitiveness and may cause our profits to decline.

To remain competitive in our industry, we believe it is important to continually develop new and advanced products and processes.  There is no assurance that our competitors’ new products and processes will not render our existing products obsolete or non-competitive.  Our competitiveness in the marketplace relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes.  Our failure to evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the marketplace and may cause our profits to decline.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by our competitors.  Consumer perception of Digital place based networks (DPN’s) products and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use.  Adverse publicity from such sources regarding the safety, quality or efficacy of DPN’s, in general, and our products in particular, could harm our reputation and results of operations.  The mere publication of reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a manufacturer, marketer and distributor of products designed for human use, we are subject to product liability claims if the use of our products is alleged to have resulted in injury.  Previously unknown adverse reactions resulting from human use could occur.  The cost of defending against such claims can be substantially higher than the cost of settlement even when such claims are without merit.  The high cost to defend or settle product liability claims could have a material adverse effect on our business and operating results.

Our insurance coverage may be insufficient to cover our legal claims or other losses that we may incur in the future.

We expect to maintain insurance, including property, general and product liability and other forms of insurance to protect ourselves against potential loss exposures.  In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses.  If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

A shortage in the supply of, or a price increase in, raw materials could increase our costs or adversely affect our sales and revenues.

We expect that all of the raw materials will be sourced from third-party suppliers with whom we do not have significant long-term supply contracts.  Any shortages in our raw materials could result in materially higher raw material prices and adversely affect our ability to manufacture our products.  Price increases from a supplier will affect our profitability if we are not able to pass price increases on to customers.  The inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of our raw materials could have a material adverse effect on our business, financial condition and results of operations.

Our research and development may be costly and/or untimely, and there are no assurances that our research and development will either be successful or completed within the anticipated timeframe, if ever at all.

The continued research and development of our products and their subsequent commercialization is important to our success.  In addition, the development of new products requires significant research, development and testing efforts.  We have limited resources to devote to and limited capabilities to conduct the continued development of new products.  We currently have only 3 employees who are engaged in business development systems integration and network management.  We may enter into agreements with third party vendors to engage in further development for us.  However, the failure of the third-parties to perform under agreements entered into with us, or our failure to renew important contacts or agreements with a third party, may delay or curtail our business development efforts. The research and development of new products is costly and time consuming, and there are no assurances that our research and development will either be successful or completed within the anticipated time frame, if at all.  Even if a new product is developed, there is no assurance that it will be commercialized or result in sales.

We may not be able to protect our intellectual property rights upon which our business relies, which could cause our assets to lose value.

Our business depends and will continue to depend on our intellectual property, including our valuable brands, content, services and internally developed technology. We believe our intellectual property rights are important to our continued success and our competitive position.  However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our trademarks, from infringement.  In addition, we have not patented our intellectual property nor have we submitted a patent application to the U.S. Patent and Trademark Office for our product. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

In addition, unauthorized parties may attempt to copy or otherwise obtain and use our services, technology and other intellectual property, and we cannot be certain that the steps we have taken to protect our proprietary rights will prevent any misappropriation or confusion among consumers and merchants, or unauthorized use of these rights. Advancements in technology have exacerbated the risk by making it easier to duplicate and disseminate intellectual property. In addition, as our business becomes more global in scope, we may not be able to protect our proprietary rights in a cost-effective manner in a multitude of jurisdictions with varying laws. If we are unable to procure, protect and enforce our intellectual property rights, we may not realize the full value of these assets, and our business may suffer. If we must litigate in the United States or elsewhere to enforce our intellectual property rights or determine the validity and scope of the proprietary rights of others, such litigation may be costly and divert the attention of our management.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

We may become subject to intellectual property litigation or infringement claims, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our current or future products.  If we choose or are forced to settle such claims, we may be required to pay for a license to certain rights, pay royalties on both a retrospective and prospective basis, and/or cease manufacturing and selling certain infringing products.  Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

We face competitors that will attempt to create, or are already creating, products that are similar to ours.  Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do.  These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers or adopt more aggressive pricing policies.  We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Even if we are able to locate a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.

Any future capital investments could dilute or may materially adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock or preferred stock.  There is no assurance that any additional financing will be available, or if available, will be on terms favorable to us.

We have not developed independent corporate governance.

We do not presently have independent directors or audit, compensation, or nominating committees. This lack of independence and independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our shareholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures to appoint a majority of independent directors and form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations.

We are dependent on third-party suppliers and manufacturers.

We rely on third parties to provide us with the hardware, software and installation for our products and to manufacture specific parts for our products.  If our suppliers cannot provide us with the required hardware, software installation or parts in a timely fashion or a manufacturer is unable to produce sufficient quantities of a part for our products, our business and revenues will be adversely affected.

We have limited recourse in the event there are any breaches of the representations, warranties and covenants under the Purchase Agreement.

The Purchase Agreement provides that in the event of a breach of a representation, warranty or covenant of TECH., our sole remedy for such breach is against them. Accordingly, our inability to recover against TECH for any breach under the Purchase Agreement could have a material adverse effect on our operations.

RISKS RELATED TO OUR COMMON STOCK

There is no active public trading market for our common stock.

There is currently no active public market for our common stock.  An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair a stockholder’s ability to sell such stockholder’s shares of common stock at the time the stockholder wishes to sell them or at a price that the stockholder considers reasonable. The lack of an active market may also reduce the market value and increase the volatility of our shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

Trading in our common stock over the last 12 months has been limited, so investors may not be able to sell as many of their shares as they want at prevailing prices.

Shares of our common stock are traded on the OTCMarkets and the OTC Bulletin Board under the symbol “BFLD”.  There has been very limited trading in our shares since the second calendar quarter of 2011.  If limited trading in the common stock continues, it may be difficult for investors to sell such shares in the public market at any given time at prevailing prices.  Also, the sale of a large block of common stock could depress the market price of the common stock to a greater degree than a company that typically has a higher volume of trading of its securities.

An active and visible trading market for our common stock may not develop.

We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

●  Investors may have difficulty buying and selling or obtaining market quotations;

●  Market visibility for our common stock may be limited; and

●  A lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The OTCMarkets and the OTCBB Bulletin Board are an unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ Capital Market or the NYSE Amex.  The trading price of the common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors.  These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

●  actual or anticipated fluctuations in our quarterly operating results;

●  changes in financial estimates by securities research analysts;

●  conditions in touch screen panel and consumer product markets that use touch screen panels;

●  changes in the economic performance or market valuations of other touch screen panel manufacturing companies;

●  announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

●  addition or departure of key personnel;

●  intellectual property or other litigation; and

●  general economic or political conditions.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We also intend to establish an incentive compensation plan for our management and employees. We expect to grant options to purchase shares of our common stock to our directors, employees and consultants. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers and directors beneficially owns approximately 68.3% of our outstanding shares of common stock. As a result, our executive officer will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Compliance with changing corporate governance regulations and public disclosure, and our management’s inexperience with such regulations, will result in additional expenses and creates a risk of non-compliance.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.  Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting.  Our management team will need to invest significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.  In addition, our management has little experience with compliance with U.S. securities laws.  This inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws.  Accordingly, we are required to include a management report on our internal controls over financial reporting in our annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  Our management may conclude that our internal controls over our financial reporting are not effective. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud.  As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with the other requirements of the Sarbanes-Oxley Act.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is currently and will be quoted for trading on the OTCMarkets and on the OTC Bulletin Board, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act.  Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their common stock at or above the price they paid for them.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation provides for the authorization to issue up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Item 2.  Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Plan of Operation

We offer the end user or venue, sponsor or advertiser a proven medium to reach potential clientele.  This new medium is not like the traditional advertising mediums.  It is somewhat like a sponsored or hosted television show or series, in that the display is a flat screen monitor; however, the viewers have no control over what is displayed or when, the only control is to choose not to watch.  By placing these DPN’s in visible high traffic areas, a large number of potential viewers will have the opportunity to see the advertising that is being displayed on the monitor.  By placing an ad on one or many of these venues, an advertiser or sponsor will be in a good position to share information with viewers about their product or service that they might be in the market for.

Liquidity and Capital Resources

Our cash and cash equivalents totaled approximately $0 at August 31, 2013.

Net Cash Used in Operating Activities.  We had ($70,321) cash used in operating activities for the twelve months ended August 31, 2013, as compared to ($16,203) cash used in operating activities for the twelve months ended August 31, 2012. The reason for the decrease in net cash used in operating activities is we have operating expenses and we are unable to generate revenue.

Net Cash Provided By/Used in Investing Activities.  No cash was provided by or used in investing activities for the nine months ended August 31, 2013.

Net Cash Provided By Financing Activities.  We generated $69,941 from financing activities for the twelve months ended August 31, 2013, as compared to $14,500 cash generated from financing activities  for the twelve months ended August 31, 2012.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Inflation

We do not believe that inflation has had a material effect on our Company’s results of operations.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, and disclosure of contingent liabilities at the date of the financial statements. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, provision necessary for contingent liabilities, fair values, revenue recognition, taxes, budgeted costs and other similar charges. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and any impairment losses.  The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.  Expenditures incurred after the fixed assets have been put into operation, such as repairs and maintenance and overhaul costs, are normally charged to the profit and loss account in the year in which it is incurred.

In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performances, the expenditure is capitalized as an additional cost of the asset.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, less any estimated residual value.  Estimated useful lives of our assets are as follows:

Office equipment  5 years

Any gain or loss on disposal or retirement of a fixed asset is recognized in the profit and loss account and is the difference between the net sales proceeds and the carrying amount of the relevant asset. When property and equipment are retired or otherwise disposed of, the assets and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, renewals and betterments are capitalized.

Long-lived assets

We apply the provisions of Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) No. 360, “Property, Plant and Equipment”. ASC 360 requires long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets.  Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and other assets, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value.  Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets.  The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset.  If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value.  The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments.  The Company estimates fair value based on the information available in making the necessary estimates, judgments and projections.  There was no impairment of long-lived assets since our acquisition of the assets from Tech.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized.  If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company’s net income when those events occur.

Revenue recognition

The Company’s revenue policies are in compliance with the United States Accounting Guide.  The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Cost of sales

Cost of sales for our products and services consists of manufacturing costs of our contract manufacturer, shipping, marketing, warehouse and distribution costs.

Selling, general and administrative costs

Selling, general and administrative costs including employee salaries, sales commissions, sales allotment fees rent for sub-leases/office space and advertising and marketing expenses.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, and notes payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Subsequent events

The Company has evaluated subsequent events that have occurred through August 31, 2013.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with SFAS 128, “Earnings Per Share”, which was subsequently codified within ASC 260, “Earning Per Share”.  ASC 260 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Recent accounting pronouncements

The Company does not believe that the adoption of any recently issued, but not yet effective, accounting standards will have a material effect on its financial position and results of operations.

Recently Issued Accounting Pronouncements

In July of 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350)-Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”), to establish an optional two-step analysis for impairment testing of indefinite-lived intangibles other than goodwill. The standard is effective for financial statements of periods beginning after September 15, 2012, with early adoption permitted. The adoption of this new standard is not expected to have a material impact on the financial condition or result of operation.

In August of 2012, the FASB issued ASU 2012-03, Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update). This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114.

The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In October of 2012, the FASB issued ASU 2012-04, Technical Corrections and Improvements. The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a significant impact on our financial position or results of operations.

In February of 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220) Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, requiring new disclosures regarding reclassification adjustments from accumulated other comprehensive income (“AOCI”). ASU 2013-02 requires disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes. For other amounts not required to be reclassified in their entirety to net income in the same reporting period, a cross reference to other disclosures that provide additional detail about the reclassification amounts is required. The standard is effective for fiscal years beginning after December 15, 2012. The Company does not believe that the adoption of this guidance will have a material impact on the Company's financial statements.

There are no recently issued accounting pronouncements that have not yet been adopted that are expected, when adopted, to have a material impact on the consolidated financial statements or notes thereto.

ITEM 3.  PROPERTIES

Our headquarters are located at 5401 Eglinton Avenue West Suite 205 Toronto, Ontario Canada M9C 5K6

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Acquisition

The following table sets forth information known to the Registrant regarding the beneficial ownership of the Registrant’s common stock as of December 18, 2013 (the date prior to the closing of the Acquisition) by:

•

each person known by the Registrant to be the beneficial owner of more than 5% of the outstanding shares of the Registrant common stock based solely on information provided by our stock transfer agent.

•

each of the Registrant’s officers and directors; and

•

all executive officers and directors of the Registrant, as a group.

Unless otherwise indicated, the Registrant believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  As of December 18, 2013, there were 437,503,920 shares of Common Stock outstanding, prior to the issuance of shares in connection with the Acquisition and the Private Placement.

Name of Beneficial Owner and Address (1)	Number of Shares Beneficially Owned	Percent of Class
Peter DiMurro	150,000,000	34.3%
Kamal Sharma	148,752,720	34.0%
Airam Capital	35,960,960	8.2%
Day Family Trust	24,845,185	5.68%
7 Mile Securities	33,324,822	7.61%
Directors and Officers as a group (2 persons)	298,752,720	68.3%

(1)  The business address is Broadcast Live Digital Corp. 5401 Eglinton Avenue West, Suite 205, Toronto, Canada, M9K 5K6.

Post-Acquisition

The following table sets forth information known to the Registrant regarding the beneficial ownership of the Registrant’s common stock as of December 18, 2013 (the closing date of the Acquisition and Private Placement) by:

•

each person known by the Registrant at that date to be the beneficial owner of more than 5% of the outstanding shares of the Registrant’s common stock;

•

each of the Registrant’s officers and directors at such date; and

•

all executive officers and directors of the Registrant at such date, as a group.

Unless otherwise indicated, the Registrant believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  As of December 18, 2013 there were 437,503,920 shares of Common Stock outstanding, after giving effect of the issuance of shares in connection with the Acquisition.

Name of Beneficial Owner and Address (1)	Number of Shares Beneficially Owned	Percent of Class
Robert Oswald	149,376,360	34.14%
Matthew J. O’Brien	149,376,360	34.14%
Airam Capital	35,960,960	8.2%
Day Family Trust	24,845,185	5.68%
7 Mile Securities	33,324,822	7.61%
Peter DiMurro(2)	-0-	-0-
Kamal Sharma(2)	-0-	-0-
Directors and Officers as a group	298,752,720	68.3%

(1)  Unless otherwise indicated, the business address of each of the individuals is c/o Broadcast Live Digital Corp. 5401 Eglinton Avenue West, Suite 205, Toronto, Ontario Canada M9C 5K6.

(2)  In connection with the Acquisition, Messers DiMurro and Sharma transferred these shares of common stock to Robert Oswald and Matthew J. O’Brien.

Change in Control

Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

In connection with the execution of the Share Acquisition Agreement, the Registrant caused the appointment and election of Robert J. Oswald and Matthew J. O’Brien to the Registrant’s Board of Directors.

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report.  The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
Robert Oswald	47	Chief Executive Officer, President and Director
Matthew J. O’Brien	34	Chief Technology Officer, Secretary and Director
Louis Isabella	49	Chief Financial Officer

Robert J. Oswald-Chief Executive Officer

Mr. Oswald has spent the past 25 years developing and operating Medical Clinics, Hearing Health Care Centers and Digital networks globally.  Mr. Oswald was a founder of both HearAtlast the Hearing Store and the Hearing News Network.

From March 2013 to present, Mr. Oswald has been the CEO of Tech 9, Inc.

From 2004-2013 he was the President, Executive Vice President and Founder of The Hearing News Network Inc.

Matthew J. O’Brien- Chief Technology Officer

Mr. O’Brien is an innovative hands-on technical leader in the Digital Signage.  Mr. O’Brien’s expertise includes leading teams in network management and hardware infrastructure, with particular emphasis on overall system architecture and design of large scale, high performance systems leading to maintainable, extensible solutions, which meet customer expectations. Matt has been an independent consultant to the DPN industry for the past 7 years, where  he developed and created relationships in Digital Signage.

From March of 2013 to present Mr. O’Brien was the founder and Chief Technology Officer Tech 9, Inc.

From 2007 - 2012 Mr. O’Brien has been an independent consultant for the Digital Signage Industry.

From 2003 - 2007 Mr. O’Brien was a Systems Analyst at Lunarstorm Technologies in Guelph, Ontario.

Louis Isabella-Chief Financial Officer

Mr. Isabella is a partner in the chartered accounting firm of Allain, Isabella & Mclean LLP. Prior to this, Louis spent the past 20 years as a partner in both small and mid-size public accounting firms after establishing his own practice for about nine years. Louis has significant expertise in providing accounting and tax services for small-business clients and has assisted many clients over the years in the areas of business development, expansion, financing and succession planning.

Mr. Isabella has been the CFO of Tech 9, Inc. since March 2013.

From 2009 - 2011 Mr. Isabella was a partner at Evans Martin LLP

From 1998 - 2009 Mr. Isabella had his own private public accounting practice.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. We are not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. If we are successful in listing our common stock on the NYSE Amex or the Nasdaq Capital Market, we would be required to have, prior to listing, an independent audit committee formed, in compliance with the requirements for such listing and in compliance with Rule 10A-3 of the Exchange Act.

 Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by our stockholders or us to become directors or executive officers.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics in a Current Report on Form 8-K. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Item 6.  Executive Compensation.

Summary Compensation Table

The table below sets forth the compensation earned for services rendered to the Registrant for the fiscal years indicated, by its named executive officers.

SUMMARY COMPENSATION TABLE
Name and Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Peter DiMurro Chief Executive Officer and President	2013	-	-	-	-	-	-	-

Kamal Sharma Chief Executive Officer	2013	-	-	-	-	-	-	-

Matteo Sacco Former Chief Executive Officer	2013	-	-	-	-	-	-	-

Robert Roon Former Chief Executive Officer	2013	-	-	-	-	-	-	-

Stephanie Wyss Former Chief Executive Officer	2013 2012 2011 2010	- - - -	- - - -	- - - -	- - - -	- - - -	$500 $6,000 0 $150.00	- $6,000 - $2,150

*$1,500,000 shares were issued to Stephanie Wyss at par value $0.0001 per share for compensation upon formation of the Company.  The shares were issued for services and are not stock options and therefore there is no black-scholes assumption.

Employment Agreements

We do not have an employment agreement with Robert J. Oswald and Matthew J. O’Brien.

Director Compensation

We do not currently pay our directors any cash fees.

Item 7  Certain Relationships and Related Transactions, and Director Independence.

Our headquarters are located in the current office space of our CFO’s firm, Allain, Isabella & McLean LLP. At 5401 Eglinton Avenue West, Suite 205, Toronto, Ontario M9K 5K6, who provided space free of charge.

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)

Any of our directors or officers;

(B)

Any proposed nominee for election as our director;

(C)

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or

(D)

Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•

the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•

a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We do not have any independent directors. We do not have an audit committee, compensation committee or nominating committee. We currently do not have a code of ethics that applies to our officers, employees and director.

Item 8.  Legal Proceedings

We have no material proceedings pending nor are we aware of any pending investigation or threatened litigation by any third party.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock.  While quotations for our common stock are quoted in the OTCMarkets and the OTC Bulletin Board under the symbol “BFLD,” there have been limited trades in our common stock since the second quarter of 2011.  There are no outstanding options or warrants to purchase common stock of the Company.

Record Holders

As of the date of this Current Report, there are approximately 5 shareholders of record holding a total of 437,503,920 shares of common stock.

Dividends

We have not declared any cash dividends since inception and do not anticipate paying any dividends in the foreseeable future.  The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors.  There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Transfer Agent

The transfer agent for our common stock is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida 32725 (813) 344-4490.

Equity Compensation Plan Information

The Registrant did not maintain an equity compensation plan for the fiscal year ended August 31, 2013.

Item 10.  Recent Sales of Unregistered Securities.

Reference is made to Item 2.01 and Item 3.02 for a description of recent sales of the Registrant’s unregistered securities in connection with the financing of  the Acquisition.

Item 11.  Description of Securities.

Authorized Capital Stock

The Registrant’s authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value.  As of the date hereof, 437,503,920 shares of common stock and 1,000,000 shares of Series A Preferred stock were issued and outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as the Registrant’s board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Registrant’s board of directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Registrant’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Registrant.  Currently the Registrant has 1,000,000 shares of Series A Preferred stock outstanding.  Each share of Series A Preferred stock has 1000 votes per share and has a $2.00 per share stated value.

Item 12.  Indemnification of Officers and Directors.

The current bylaws of the Registrant provides that the Registrant shall indemnify any director, officer, employee or agent of the Registrant, or any person serving in any such capacity of any other entity or enterprise at the request of the Registrant, against any and all legal expenses (including attorneys' fees), claims and/or liabilities arising out of any action, suit or proceeding, except an action by or in the right of the Registrant.

The Registrant is permitted by the Bylaws to purchase and maintain insurance for any person who is or was a director, officer, employee, or agent of the Registrant or who is or was serving at the request of the Registrant in any capacity against any liability asserted.

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes (NRS) provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 of the Nevada Revised Statutes further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●  By the stockholders;

●  By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

●  If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●  If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●  does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of Section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●  continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 13.  Financial Statements and Supplementary Data.

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Report is incorporated by reference.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.  Financial Statements and Exhibits.

The exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02  Unregistered Sale of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

Item 5.01  Changes in Control of Registrant

On the closing date of the Acquisition, the Registrant consummated the transactions contemplated by the Purchase Agreement pursuant to which the Registrant issued 1,000,000 shares of Series A Preferred stock to former Tech shareholders.  The issuance of the shares of Preferred Stock was exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  Additionally, principal shareholders of the Company transferred 298,725,720 shares of Common Stock representing approximately 68.3% of the issued and outstanding common shares of the Registrant on a fully diluted basis to former Tech shareholders.

Other than the transactions and agreements disclosed in this Report, the Registrant knows of no arrangements which may result in a change of control of the Registrant.

No officer, director, promoter or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, and options or otherwise.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)  Resignation of Directors and Officers

On December 19, 2013, in connection with the closing of the Acquisition, Peter DiMurro resigned as CEO, CFO, President, Secretary, and Director; and Kamal Sharma resigned as the Treasurer and Director of the Registrant.  There was no disagreement between Messers DiMurro and Sharma and the Registrant.

(b)  Appointment of Directors and Officers

Simultaneously with the Closing, the following individual was appointed an executive officers and directors of the Registrant as follows:

Name	Position Held
Robert J. Oswald	Chief Executive Officer, President and Director

Matthew J. O’Brien	Chief Technology Officer, Secretary and Director

Louis Isabella	Chief Financial Officer

Reference is made to Item 2.01 above for certain information regarding the executive officers and directors of the Registrant.

Item 5.06  Change in Shell Company Status.

As the result of the consummation of the Acquisition pursuant to the Purchase Agreement, the Registrant is no longer a shell company. The information set forth above in this 8-K and specifically in Items 1.01, 2.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements.

The following table sets forth our balance sheet as of (i) August 31, 2013 and (ii) on a pro forma basis after giving effect to the Acquisition and the Private Placement as of such date.

(b)  Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (2)
3.3	Certificate of Amendment to Articles of Incorporation (3)
4.1	Certificate of Designation of Rights and Preferences of Series A Preferred Stock
10.1	Share Exchange Agreement between Broadcast Live Digital Corp. and Tech 9, Inc.
99.1	Audited Financial Statements of Tech 9, Inc. dated December 31, 2012 and December 31, 2011
99.2	Unaudited Financial Statements of Tech 9, Inc. for the period ending August 31, 2013
*	Filed herewith:

(1)	Incorporated by reference to Exhibit 3(a) to the Registrants’ Registration Statement on Form S-1 (File Number 333-169970 filed on October 15, 2010.
(2)	Incorporated by reference to Exhibit 3(b) to the Registrants’ Registration Statement on Form S-1 (File Number 333-169970 filed on October 15, 2010.
(3)	Incorporated by reference to Exhibit 3 to the Registrants’ Information Statement on Schedule 14C, filed on October 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcast Live Digital Corp.

Date: December 20, 2013	By: /s/ Robert Oswald
Robert Oswald
Chief Executive Officer

BROADCAST LIVE DIGITAL CORP.

(Formerly Brookfield Resources Inc.)

Unaudited Pro Forma Consolidated Balance Sheet

AUGUST 31, 2013

(Amounts expressed in US  Dollars)

Pro Forma Consolidated Balance Sheet of

BROADCAST LIVE DIGITAL CORP.

(Formerly Brookfield Resources Inc.)

August 31, 2013

(Amounts expressed in US Dollars)

(Unaudited-Prepared by Management)

Contents

Unaudited Pro Forma Consolidated Balance Sheet as at August 31, 2013	2

Notes to Unaudited Pro Forma Consolidated Balance Sheet	3 - 5

1

BROADCAST LIVE DIGITAL CORP.

(Formerly Brookfield Resources Inc.)

PRO-FORMA CONSOLIDATED BALANCE SHEET AS AT AUGUST 31, 2013

(UNAUDITED)

 (Amounts expressed in US Dollars)

	TECH 9	BROADCAST		PRO FORMA	PRO FORMA
	8/31/2013	8/31/2013	ADJUSTMENTS	ADJUSTMENTS	CONSOLIDATED
				(NOTE 2, 3)
	$	$		$	$
Current Assets
Cash	34,735	-			34,735

Deferred Costs	7,598	-			7,598 -
Accounts Receivable	111,373	-			111,373

Total current assets	153,706	-			153,706
Other					-
Equipment	33,698	-			33,698

Total assets	187,404	-			187,404

Current Liabilities
Accounts payable and accrued liabilities	176,233	62,679			238,912
Income Tax Payable	5,539				5,539
Current portion of obligation under capital lease	7,486				7,486
Convertible notes payable		20,500			20,500
Current portion of term loan	3,140				3,140
Due to related parties	31,235	22,826			54,061
Total current liabilities	223,633	106,005			329,638
Non Current					-
Obligation under capital lease	40,567	-			40,567
Term loan	14,434				14,434
					-
Total liabilities	278,634	106,005			384,639

Preferred stock: $0.0001 par value: 10,000,000 shares authorized; 1,000,000 series ‘A’ issued and outstanding having voting rights of 1,000 per share			2(a)	100	100
Common stock: $0.0001 par value: 900,000,000 shares authorized; 437,503,920 shares issued and outstanding,		43,750	2(a)	(43,750)
Common stock	200		2(a)	(200)
			2(b)	43,750	43,750
Additional paid in capital		86,979	2(a)	(86,979)

Accumulated Other Comprehensive income	675				675
Deficit	(92,105)	(236,734)	2(a)	100
			2(c)	86,979	(241,760)
					-

Total Shareholder' Deficiency	(91,230)	(106,005)		-	(197,235)
Total Liabilities and Shareholders' Deficiency	187,404	-		-	187,404

2

BROADCAST LIVE DIGITAL CORP.

(Formerly Brookfield Resources Inc.)

NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET

August 31, 2013

(Amounts expressed in US Dollars)

(Unaudited)

1.  Basis of Presentation

The accompanying unaudited pro-forma consolidated balance sheet has been prepared by Tech 9 Inc. (“Tech 9”) management for inclusion in the prospectus relating to the qualifying transaction between Tech 9 and Broadcast Live Digital Corp. (“Broadcast”). The unaudited pro-forma consolidated balance sheet has been prepared in accordance with United States generally accepted accounting principles and is based on the financial statements of Broadcast as at August 31, 2013 and the un-audited financial statements of Tech 9 as at August 31, 2013, together with other information available to management.

The pro-forma consolidated balance sheet gives effect to the transaction as described in Note 2, as if they had occurred on August 31, 2013. In the opinion of management, the pro-forma consolidated balance sheet includes all adjustments necessary for fair presentation in accordance with United States generally accepted accounting principles. The pro-forma consolidated balance sheet is not necessarily indicative of the financial position of the continuing entity that would have actually resulted had the transaction been consummated at August 31, 2013.

Currently, Tech 9 is a Canadian private corporation and Broadcast is a public company listed on the US Exchange. The substance of Broadcast preferred share issuance and the proposed reorganization is a transaction, which results in Tech 9 becoming a listed public entity through Tech 9’s acquisition of Broadcast and Broadcast’s recapitalization. While the information and number of shares on the pro-forma consolidated balance sheet are of Broadcast as a legal entity, the share capital is those of Tech 9.

The unaudited pro-forma consolidated balance sheet should be read in conjunction with the unaudited financial statements of Tech 9 as at August 31, 2013 and the audited financial statements of Broadcast as at August 31, 2013, including the notes thereto and other information accompanying the 8-K. No income statements are included herein as Broadcast had no significant operations and the income statement of Tech 9 for the year ended May 31, 2013 and quarter ended August 31, 2013, as included in the 8-K would reflect the consolidated operations.

The accounting policies used in the preparation of the pro-forma consolidated balance sheet are in accordance with those disclosed in Broadcast’s audited financial statements for the year ended August 31, 2013 and Tech 9’s audited financial statements for the year ended May 31, 2013.

3

BROADCAST LIVE DIGITAL CORP.

(Formerly Brookfield Resources Inc.)

NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENT

August 31, 2013

(Amounts expressed in US Dollars)

(Unaudited)

2. Pro-forma adjustments

As per the terms and conditions of Share Exchange Agreement (“SEA”) between Broadcast and Tech 9, Broadcast will acquire all of the 200 TECH 9 outstanding shares from the existing TECH 9 shareholders by issuing 1,000,000 series “A” convertible preferred shares  of Broadcast having a stated value of $2 and voting of 1,000 per share.  Following completion of the transaction, TECH 9 will be a wholly owned subsidiary of Broadcast. The acquisition of TECH 9 has been accounted for as a capital transaction using the reverse takeover accounting rules for transactions that do not constitute business combinations for accounting purposes. As such, TECH 9 will be the continuing entity for accounting purposes, while the legal share capital will be that of Broadcast. The proposed transaction is subject to the TSX Venture Exchange and shareholders approvals.

a) Exchange of common shares

Pursuant to the terms of the SEA, Broadcast will acquire all of the TECH 9 outstanding shares from the TECH 9 shareholders. An aggregate of 1,000,000 series “A” convertible preferred shares of Broadcast having a stated value of $100 and voting of 1,000 per share will be issued.

This transaction involving Broadcast, a non-operating public enterprise with nominal net non-monetary assets, is a capital transaction in substance for TECH 9. As a result, this transaction is viewed as the issuance of equity by TECH 9 to the extent of the net cash available in Broadcast. Accordingly, the unaudited consolidated pro-forma balance sheet represents a continuation of TECH 9.

Broadcast’ share capital, additional paid in capital, accumulated deficit and deficit accumulated during the exploration stage are eliminated on consolidation of TECH 9 and Broadcast.  Net liability of $106,005 available in Broadcast is recorded in accumulated deficit.

4

BROADCAST LIVE DIGITAL CORP.

(Formerly Brookfield Resources Inc.)

NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED FINANCIAL STATEMENT

August 31, 2013

(Amounts expressed in US Dollars)

(Unaudited)

3. Share Capital

In accordance with reverse take-over accounting, the pro forma consolidated balance sheet is a continuation of TECH 9, however, the capital structure of issued and outstanding common shares is that of Broadcast.

a)

Authorized:

Common stock: $0.0001 par value: 900,000,000 shares authorized

Preferred stock: $0.0001 par value: 10,000,000 shares authorized

b) Issued

	Number of Common Shares	Number of Preference Series “A” Convertible Preferred Shares	Share Capital	Additional Paid in Capital	Total Amount
			$	$	$
TECH 9 common shares		-

Common shares	437,503,720	-	43,750		43,750

Preferred stock		1,000,000	100		100

Pro-forma share capital	437,503,920	1,000,000	43,850		43,850

5